Investor Contact:                     Media Contacts:
Christina Cheng                        Kevin Wiggins
ir@bauschhealth.com                     corporate.communications@bauschhealth.com
(514) 856-3855                        (848) 541-3785
(877) 281-6642 (toll free)

Bausch Health Announces Early Exchange Offer Results
for Exchange Offers and Consent Solicitations
LAVAL, Quebec – Sept. 14, 2022 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (the “Company”) announced today the results to date of its previously announced offers (the “Exchange Offers”) to exchange the existing senior notes set forth in the table below (the “Existing Senior Notes”) for up to an aggregate principal amount of $4.0 billion (subject to increase or decrease by the Offerors (as defined below), the “Maximum New Secured Notes Amount”) of New Secured Notes (as defined below) and the related solicitations of consents (the “Consent Solicitations” and, together with the Exchange Offers, the “Offers”) to amend certain provisions of the indentures (the “Proposed Amendments”) with respect to the respective applicable series of Existing Senior Notes. The terms and conditions of the offers and consent solicitations are described in an Exchange Offer Memorandum and Consent Solicitation Statement, dated August 30, 2022 (the “Exchange Offer Memorandum”). All terms and conditions of the Offers remain unchanged as set forth in the Exchange Offer Memorandum.

As reported by D.F. King & Co., Inc., the exchange agent and information agent for the Offers, as of 5:00 p.m., New York City time, on Sept. 13, 2022 (the “Early Tender Time”), an aggregate principal amount of $5,577,725,000 of Existing Senior Notes had been validly tendered (and not validly withdrawn) in the Offers, as set forth in the table below.

Title of Existing Senior Notes	CUSIP Number(1) (Rule 144A/Reg S)	Principal Amount Outstanding	Tender Cap	Acceptance Priority Level(2)	Principal Amount Tendered
9.00% Senior Notes due 2025	91911KAP7 / C94143AM3	$ 1,500,000,000	N/A	1	$ 534,100,000
9.25% Senior Notes due 2026(3)	91911XAV6 / U9098VAN2	$ 1,500,000,000	N/A	2	$ 751,831,000
8.50% Senior Notes due 2027(3)	91911XAW4 / U9098VAP7	$ 1,750,000,000	$500,000,000(4)	3	$ 500,000,000
5.25% Senior Notes due 2031	071734AL1 / C07885AG8	$ 909,188,000	N/A	4	$ 336,099,000
5.25% Senior Notes due 2030	071734AJ6 / C07885AE3	$ 1,201,000,000	N/A	5	$ 330,887,000
5.00% Senior Notes due 2029	071734AM9 / C07885AH6	$ 834,000,000	N/A	6	$ 369,352,000
5.00% Senior Notes due 2028	071734AH0 / C07885AD5	$ 1,176,000,000	N/A	7	$ 708,120,000
6.25% Senior Notes due 2029	071734AK3 / C07885AF0	$ 1,406,000,000	N/A	8	$ 539,909,000
7.25% Senior Notes due 2029	071734AF4 / C07885AC7	$ 745,000,000	N/A	9	$ 372,370,000
7.00% Senior Notes due 2028	071734AD9 / C07885AB9	$ 748,000,000	N/A	10	$ 536,618,000
8.50% Senior Notes due 2027(3)	91911XAW4 / U9098VAP7	$ 1,750,000,000	N/A	11	$ 598,439,000

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(1)No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Existing Senior Notes. They are provided solely for convenience.
(2)The Maximum New Secured Notes Amount of New Secured Notes that may be issued to Eligible Holders pursuant to the Offers is $4.0 billion. The Offerors reserve the right, in their sole discretion, subject to applicable law and the consent of the Supporting Holders, to increase or decrease the Maximum New Secured Notes Amount, but there can be no assurance that the Offerors will do so. Existing Senior Notes accepted for exchange on any settlement date will be accepted in accordance with their Acceptance Priority Levels set forth herein (with “1” being the highest Acceptance Priority Level and “11” being the lowest Acceptance Priority Level). The Offerors will only accept for exchange Existing Senior Notes up to an aggregate principal amount that will not result in the aggregate principal amount of New Secured Notes issued pursuant to the Offers to exceed the Maximum New Secured Notes Amount.
(3)Bausch Health Americas, Inc. (“BHA”) is the issuer and the Company is a guarantor of such series of Existing Senior Notes.
(4)No more than $500.0 million aggregate principal amount of the 8.50% Senior Notes due 2027 (as it may be increased by the Offerors in their sole discretion, the “Level 3 Tender Cap”) will be purchased at level “3” in the Exchange Offers.

Based on the aggregate principal amount of the Existing Senior Notes validly tendered (and not validly withdrawn) in the Offers as of the Early Tender Time and subject to the terms and conditions set forth in the Exchange Offer Memorandum, including the applicable Acceptance Priority Level, the Level 3 Tender Cap, the Exchange Consideration Reallocation (each, as defined in the Exchange Offer Memorandum) and proration, we would expect approximately $3,119 million of New Secured Notes to be issued in the Offers, consisting of approximately (i) $1,768 million in aggregate principal amount of new 11.00% First Lien Secured Notes due 2028 (the “New First Lien Notes”), (ii) $351 million in aggregate principal amount of new 14.00% Second Lien Secured Notes due 2030 (the “New Second Lien Notes” and, together with the New First Lien Notes, the “New BHC Secured Notes”), in each case, to be issued by the Company, and (iii) $1,000 million in aggregate principal amount of new 9.00% Senior Secured Notes due 2028 (the “Intermediate Holdco Secured Notes” and, together with the New BHC Secured Notes, the “New Secured Notes”) to be issued by 1375209 B.C. Ltd. (the “Holdco Issuer” and, together with the Company, the “Offerors”), an existing wholly-owned unrestricted subsidiary of the Company that holds 38.6% of the issued and outstanding common shares of Bausch + Lomb Corporation. However, such principal amounts may be adjusted as a result of any additional participation from Eligible Holders tendering Existing Senior Notes in the Offers after the Early Tender Time and at or prior to the Expiration Time.

All Existing Senior Notes of a series validly tendered at or before the Expiration Time having a higher Acceptance Priority Level will be accepted before any Existing Senior Notes of another series tendered at or before the Expiration Time having a lower Acceptance Priority Level are accepted, even if the Existing Senior Notes having a lower Acceptance Priority Level were tendered prior to the Early Tender Time and the Existing Senior Notes having a higher Acceptance Priority Level were tendered after the Early Tender Time but on or prior to the Expiration Time. Accordingly, Existing Senior Notes validly tendered at or before the applicable Early Tender Time may be subject to proration if the Offerors accept Existing Senior Notes tendered after the applicable Early Tender Time but on or prior to the Expiration Time that have a higher Acceptance Priority Level than such Existing Senior Notes.

In addition, as of the Early Tender Time, the Company and BHA have received the requisite number of consents to adopt the Proposed Amendments with respect to the following series of Existing Senior Notes:
(i) 9.25% Senior Notes due 2026, (ii) 8.50% Senior Notes due 2027, (iii) 5.00% Senior Notes due 2028 and (iv) 7.00% Senior Notes due 2028. Pursuant to the terms set forth in the Exchange Offer Memorandum, the Company or BHA, as the case may be, intends to enter into a supplemental indenture with the respective trustee for each such series of Existing Senior Notes to effectuate the applicable Proposed Amendments, which would become operative upon the settlement date of the Offers; provided that, as described in the Exchange Offer Memorandum, if any series of Existing Senior Notes are subject to proration, the Consent Solicitation with respect to such series shall be terminated, the supplemental indenture shall not become operative with respect to such series and the terms of the existing indenture governing such series shall continue to apply.
Withdrawal rights for the Offers expired as of 5:00 p.m., New York City time, on September 13, 2022 (the “Withdrawal Deadline”). Because the Withdrawal Deadline is not being extended, holders may not withdraw previously tendered Existing Senior Notes or revoke any related consents, and any tenders and consents after the Early Tender Time may not be withdrawn or revoked, in each case, except as may be required by law.

Each Offer will expire at 11:59 p.m., New York City time on September 27, 2022, or any other date and time to which the Offerors extend such Offer in their sole discretion (such date and time for such Offer, as it may be extended, the “Expiration Time”), unless earlier terminated. Subject to the terms of the Offers, including the Maximum New Secured Notes Amount and the proration, Existing Senior Notes validly tendered after the Early Tender Time but on or prior to the Expiration Time and accepted for purchase will be entitled to receive the applicable Exchange Consideration set forth in the Exchange Offer Memorandum (but not the applicable Early Exchange Premium described therein) plus accrued and unpaid interest to the settlement date. Subject to all conditions of the Offers having been either satisfied or waived by the Offerors, the settlement date is expected to be within three business days following the Expiration Time or as promptly as practicable thereafter.
Each Offer is a separate offer and/or solicitation, and each may be individually amended, extended, terminated or withdrawn, subject to certain conditions and applicable law, at any time in the Offerors’ sole discretion, subject to the consent rights of the Supporting Holders (as defined in the Exchange Offer Memorandum), and without amending, extending, terminating or withdrawing any other Offer. No Offer is conditioned upon any minimum principal amount of Existing Senior Notes of any series being tendered nor the consummation of any other Offer. Additionally, notwithstanding any other provision of the Offers, the Offerors’ obligations to accept and exchange any of the Existing Senior Notes validly tendered pursuant to an Offer is subject to the satisfaction or waiver of certain conditions, as described in the Exchange Offer Memorandum, and each Offeror expressly reserves its right, subject to applicable law, to terminate any Offer and/or Consent Solicitation at any time.
The Offers are being made, and the applicable series of New Secured Notes are being offered, only to holders of the Existing Senior Notes who are either (a) persons other than “U.S. persons” as defined in Regulation S, and who agree to purchase the New Secured Notes outside of the United States, and who are otherwise in compliance with the requirements of Regulation S; or (b) persons who are reasonably believed to be both (i) “qualified institutional buyers” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and to whom the New Secured Notes are offered in the United States in a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and (ii) qualified purchasers (as defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended); provided that, in each case, if such holder (i) is a resident in Canada, such holder is required to complete, sign and submit to the exchange agent a Canadian holder form, which may be obtained from the information agent, or (ii) is in the European Economic Area or the United Kingdom, such holder is a “qualified investor” and is not a “retail investor”. With respect to holders in the European Economic Area, a “retail investor” means a person who is one (or more) of: (i) a “retail client” as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a “customer” within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129. The holders of Existing Senior Notes who have certified to the Offerors that they are eligible to participate in the Offers and Consent Solicitations pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Eligible Holders may go to www.dfking.com/bhc to confirm their eligibility.
Full details of the terms and conditions of the Offers are described in the Exchange Offer Memorandum. The Offers are only being made pursuant to, and the information in this press release is qualified in its entirety by reference to, the Exchange Offer Memorandum, which is being sent by the Offerors to Eligible Holders of the Existing Senior Notes. Eligible Holders of the Existing Senior Notes are encouraged to read these documents, as they contain important information regarding the Exchange Offers and the Consent Solicitations. This press release is neither an offer to purchase nor a solicitation of an offer to buy any Existing Senior Notes in the Exchange Offers or the Consent Solicitations.
Requests for the Exchange Offer Memorandum and other documents relating to the Offers may be directed to D.F. King & Co., Inc., the exchange agent and information agent for the Offers, at (212) 232-3233 (for banks and brokers only) or (877) 478-5045 (toll-free) (for all others) or bhc@dfking.com.

None of the Company, the Holdco Issuer, any of their respective subsidiaries or affiliates, or any of their respective officers, boards of directors or directors, the dealer manager and solicitation agent, the exchange agent and information agent or any trustee is making any recommendation as to whether Eligible Holders should tender any Existing Senior Notes in response to the Exchange Offers or deliver any consents pursuant to the Consent Solicitations and no one has been authorized by any of them to make such a recommendation. Eligible holders must make their own decision as to whether to tender their Existing Senior Notes and deliver consents, and, if so, the principal amount of Existing Senior Notes as to which action is to be taken.
The Offers are not being made to Eligible Holders of Existing Senior Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Company, the Holdco Issuer and BHA, as applicable, by the dealer manager and solicitation agent, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
The New Secured Notes have not been and will not be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Secured Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any issuance of New Secured Notes in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the New Secured Notes in the United States and shall not constitute an offer, solicitation or sale of the New Secured Notes in any jurisdiction where such offering or sale would be unlawful. There shall not be any sale of the New Secured Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
About Bausch Health Companies Inc.
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global diversified pharmaceutical company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, international pharmaceuticals and eye health, through our approximately 88.7% ownership of Bausch + Lomb. With our leading durable brands, we are delivering on our commitments as we build an innovative company dedicated to advancing global health.
Forward-Looking Statements
This news release may contain forward-looking statements about the future performance of the Company, which may generally be identified by the use of the words "anticipates," "hopes," "expects," "intends," "plans," "should," "could," "would," "may," "believes," "subject to" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s most recent annual report on Form 10-K and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian securities administrators, which factors are incorporated herein by reference.

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